EX-99.2
                                   PRESS RELEASE

                 World Am Provides Senz-It Update and Amplification

WESTMINSTER, Colo., Aug. 9, 2005 (PRIMEZONE) -- World Am, Inc. (OTCBB:WDAM), which manufactures state-of-the-art security systems, today provided an update and amplification of the earlier announced execution of a definitive agreement for the acquisition of Senz-It, Inc.

The planned transaction was originally announced on June 13, 2005. The actual closing will occur shortly.

In the meantime, Senz-It recently learned that the scientist responsible for the development of the bulk of the patents protected innovations that Senz-It is intent on developing -- Frank V. Bright, a chemistry professor at the State University of New York at Buffalo -- was interviewed by Business Week magazine for its August 8, 2005 edition.

In a paragraph labeled "Gin or Tequila?", the article states, "In the quest to sort bad guys from good, scientists are poking ever more intimately at the core of each person's identity -- right down to the DNA. One day, people's distinctive body odor, breath, or saliva could serve as an identifier, based on the subtle composite of chemicals that make up a person's scent or spit. One's smell 'is a cocktail of hundreds of molecules," says Frank V. Bright ... 'The question is whether it's gin and tonic or a margarita.'"

The text of the previous announcement stated, in part, that "Senz-It, Inc. holds the rights to develop and commercially market patent protected innovations developed by the State University of New York at Buffalo. SUNY Buffalo has already patented two major area patents related to sensor technology and has a total of 12 pending, provisional and/or follow on patents that cover these innovations."

The following clarifies the meaning of the above statement: Senz-It intends to exercise the option it holds to enter into an exclusive, royalty-bearing license with SUNY Buffalo. The option covers patents that will enable Senz-It to develop technology that takes an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications. The option provides, among other things, that SUNY Buffalo will not enter into an option or license with any other party during the six-month term of the option.

Senz-It envisions products that will enable an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications. The technology is significantly less expensive, less intrusive, more compact and more economical in terms of capital outlay and operations than current approaches. This company's products are an example of the rapidly developing field of "electronic noses" in which combinations of individual sensors, joined to sophisticated computer analyses, can identify patterns of molecules present in air or liquid environments. The technology exceeds the capacities of single-purpose sensors. These are smart technologies that can "learn" and become more accurate in their operating environment.

World Am CEO James H. Alexander said, "World Am believes that the technology being developed at SUNY Buffalo will have applications that extend beyond the surveillance and detection needs of homeland and personal security to air quality, health science and medical, as well as possible uses in food quality monitoring and other vertical markets."

Additional information on the company is available at www.world-am.com or www.isotecinc.com .

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited to those, set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contact:

World Am, Inc.
Investor Relations
951-279-8884